Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Level One Bancorp, Inc. of our report dated March 8, 2019, with respect to the consolidated financial statements of Ann Arbor Bancorp, Inc. as of and for the years ended December 31, 2018 and 2017, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Saginaw, Michigan
July 2, 2020